UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014 (February 27, 2014)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 27, 2014, as a condition to the closing of a stock purchase agreement by and between Alnylam Pharmaceuticals, Inc. (the “Company”) and Genzyme Corporation (“Genzyme”), the Company entered into an Investor Agreement with Genzyme (the “Investor Agreement”). A description of the terms and conditions of the Investor Agreement that are material to the Company is set forth in the Current Report on Form 8-K filed by the Company on January 13, 2014 under the heading “Equity Placement” in Item 1.01 of such Current Report on Form 8-K, which description is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

On February 27, 2014, contemporaneously with the execution of the Investor Agreement, the Company entered into a First Amendment to Rights Agreement (the “Amendment”) with Computershare Trust Company, N.A., as rights agent, to amend the terms of the Rights Agreement dated as of July 13, 2005 between the Company and Computershare Trust Company, N.A., f/k/a EquiServe Trust Company, N.A. (the “Rights Agreement”). The Amendment permits Genzyme to exercise its rights under the Investor Agreement (the “Exemption”). Such rights include, in general, Genzyme’s ability to acquire up to 30% of the Company’s outstanding shares of common stock during the standstill term set forth in the Investor Agreement, and Genzyme’s right to participate proportionally in future issuances of the Company’s common stock to maintain its then-current ownership percentage of the Company’s common stock. With an exception relating to Genzyme’s exercise of any continuing anti-dilution rights, the Exemption terminates if, following the standstill term under the Investor Agreement, Genzyme and its affiliates collectively beneficially own less than 20% of the outstanding shares of the Company’s common stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 27, 2014, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K, announcing that, following the termination of the Hart-Scott-Rodino waiting period, in consideration for the rights granted to Genzyme under the parties’ alliance, Genzyme purchased 8,766,338 shares of newly issued Company’ common stock, representing an approximately 12% ownership position, and paid the Company $700.0 million in aggregate cash consideration, pursuant to its previously announced agreement. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

4.1	First Amendment to Rights Agreement, dated as of February 27, 2014 by and between the Company and Computershare Trust Company, N.A., as rights agent

99.1	Press Release issued by the Company, dated February 27, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: February 27, 2014	By:	/s/ Michael P. Mason
Michael P. Mason
Vice President, Finance and Treasurer

Exhibit Index

Number	Description

4.1	First Amendment to Rights Agreement, dated as of February 27, 2014 by and between the Company and Computershare Trust Company, N.A., as rights agent

99.1	Press Release issued by the Company, dated February 27, 2014